Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “First Supplemental Indenture”), dated as of September 14, 2015, among Susser Holdings Corporation, a Delaware corporation (“Susser Holdings Corp”), Stripes Holdings LLC, a Delaware limited liability company (“Stripes Holdings”), Susser Holdings, L.L.C., a Delaware limited liability company (“Susser Holdings LLC”), Stripes LLC, a Texas limited liability company (“Stripes LLC”), Aloha Petroleum LLC, a Delaware limited liability company (“Aloha Petroleum” and, together with Susser Holdings Corp, Stripes Holdings, Susser Holdings LLC and Stripes LLC, the “Guaranteeing Subsidiaries” and, individually, each a “Guaranteeing Subsidiary”), Sunoco LP, a Delaware limited partnership (“Sunoco LP”), and Sunoco Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Sunoco LP, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) party hereto and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 1, 2015, providing for the issuance of 6.375% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interests of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and

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releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUSSER HOLDINGS CORPORATION

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

STRIPES HOLDINGS LLC
SUSSER HOLDINGS, L.L.C.
STRIPES LLC

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ALOHA PETROLEUM LLC

By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to First Supplemental Indenture—Notes due 2023

SUNOCO LP

By:	Sunoco GP LLC,
its general partner

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUNOCO FINANCE CORP.

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Chief Financial Officer and Treasurer

SUSSER PETROLEUM OPERATING COMPANY LLC

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUNOCO ENERGY SERVICES LLC
SOUTHSIDE OIL, LLC
SUSSER PETROLEUM PROPERTY COMPANY LLC

By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to First Supplemental Indenture—Notes due 2023

MID-ATLANTIC CONVENIENCE STORES, LLC

By:	Susser Petroleum Property Company LLC, its sole member
By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MACS RETAIL LLC

By:	Mid-Atlantic Convenience Stores, LLC, its sole member
By:	Susser Petroleum Property Company LLC, its sole member
By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ALOHA PETROLEUM, LTD.

By:	/s/ Clare P. McGrory
Name:	Clare P. McGrory
Title:	Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture—Notes due 2023

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mauri Cowen
Authorized Signatory

Signature Page to First Supplemental Indenture—Notes due 2023